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                                                                  EXHIBIT 10.102

                              CONSULTING AGREEMENT
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     CONSULTING AGREEMENT dated as of February 1, 1997 between RAMSAY HEALTH
CARE, INC., a Delaware corporation (the "Company"), and SUMMA HEALTHCARE GROUP, INC., a Florida corporation (the "Consultant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company desires to engage the Consultant to provide certain advisory and consulting services with respect to the business of the Company, and the Consultant is willing to provide such services on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

     1.  Agreement.  The Company hereby retains the Consultant, and the
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Consultant hereby agrees, to render to the Company the consulting services described in Section 3 on the terms and conditions set forth herein.

     2.  Term.  The term of this Agreement shall commence as of February 1, 1997
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and shall continue in full force and effect until terminated pursuant to Section
6 of this Agreement.

     3.  Consulting Services.
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     3.1  During the term of this Agreement, the Consultant shall provide the
Company with such advisory and consulting services as shall be requested by the Chairman of the Company in connection with strategic planning, business development, investor relations, overall evaluation of the Company's services, assistance in developing and targeting managed care markets, and assisting with interaction and liaising with business partners.

     3.2 The Consultant shall render its services hereunder through its principal, Luis E. Lamela (the "Principal") and such other individuals as shall be approved by the Company. The Consultant shall devote such time and attention as shall be necessary and appropriate to the proper performance of the Consultant's duties hereunder.

     3.3  The Consultant shall report to the Chairman of the Company.
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     4.  Compensation.
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     4.1  In consideration of the services to be provided by the Consultant hereunder and the other agreements and covenants of the Consultant set forth herein, the Company shall pay the Consultant a consulting fee of $30,000 per month, payable in advance on the first day of each month.

     4.2 With respect to any significant transactions of the Company as to which the Consultant shall render substantial consulting or advisory services, the Consultant shall have a success fee opportunity to be negotiated in good faith between the Company and the Consultant.

     5.  Expense Reimbursement.  During the term of this Agreement, the Company
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shall reimburse the Consultant for reasonable business expenses, including but not limited to travel, telephone and telecopying expenses, incurred by the Consultant in the performance of its duties hereunder. Such reimbursement shall be made monthly, against invoice of the Consultant accompanied by appropriate documentation of such expenses.

     6.  Termination.
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     6.1  The term of this Agreement shall terminate on December 31, 1997, unless extended in accordance with this Section 6.1. As of December 31, 1997, and as of December 31 of each subsequent year (each, an "Automatic Renewal Date"), unless either party shall have given a notice of non-extension not less than three (3) months prior to such Automatic Renewal Date, the term of this Agreement shall be extended automatically for a period of one year to the anniversary of the expiration date of the then-current term of this Agreement.

     6.2 Either the Company or the Consultant may terminate this Agreement, with or without reason, by written notice to the other, with an effective date of not less than three (3) months' following the date such notice is given. The effective date of any termination pursuant to this Section 6.2 shall not be prior to January 1, 1998.

     6.3 The Consultant may terminate this Agreement, with or without reason, by written notice to the Company, given at any time within three (3) months of a change in control of the Company, with an effective date of thirty (30) days following the date such notice is given. For purposes of this Agreement, a change in control of the Company shall be deemed to have occurred if:
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     (A) a "person" (meaning an individual, a partnership, or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than RHHL (as hereinafter defined) or any affiliate thereof, acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors; or

     (B) Continuing Directors (as hereinafter defined) shall for any reason cease to constitute a majority of the Board of Directors of the Company; or

     (C) all or substantially all of the business of the Company is disposed of by the Company to a party or parties other than a subsidiary or other affiliate of the Company, in which the Company owns less than a majority of the equity, pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise. For purposes hereof, a sale or disposition of fifty percent (50%) or more of the assets of the Company to a party or parties (other than a subsidiary or affiliate of the Company as above described) shall be deemed a disposition of substantially all of the business of the Company.

     For purposes of this Agreement, the term "Continuing Director" shall mean a member of the Board of Directors of the Company who either was a member of the Board of Directors on the date hereof or who subsequently became a Director and whose election was voted for by Ramsay Holdings HSA Limited ("RHHL") or by a Continuing Director with the acquiescence of RHHL. A Director shall not be considered a Continuing Director for purposes of this Agreement if his election was voted for by RHHL, or by a Continuing Director with the acquiescence of RHHL, (i) pursuant to an agreement with, or at the direction, request or suggestion of, any individual, firm or corporation in connection with the purchase or other acquisition or receipt by such individual, firm or corporation of all or any shares of capital stock of the Company or (ii) in anticipation of the sale or other disposition by RHHL of all or any of its shares of capital stock of the Company.

     6.4 Upon termination of this Agreement, the Company shall pay to the Consultant any portion of the Compensation referred to in Section 4 of this Agreement earned as of the effective date of such termination and not theretofore paid, and shall reimburse the Consultant for expenses referred to in
Section 5 of this Agreement incurred through the date of such termination, and the Company and the Consultant shall have no further rights or obligations under this Agreement except as provided in Sections 7, 8 and 9 of this Agreement.
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     7.  Confidential Information.
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     7.1  The Consultant and the Principal shall, during the term of this
Agreement and at all times thereafter, treat as confidential and, except as required in sthe performance of its and his duties under this Agreement, not disclose, publish or otherwise make available to the public or to any individual, firm or corporation (other than an employee or professional advisor of the Company), any confidential material (as hereinafter defined). The Consultant and the Principal agree that all confidential material is the exclusive property of the Company, and the Consultant and the Principal agree to return such material to the Company promptly upon the termination of the Consultant's services under this Agreement.

     7.2 For purposes hereof, the term "confidential material" shall mean all information in any way concerning the products, projects, activities, business or affairs of the Company acquired by the Consultant or the Principal in the course of providing services to the Company; provided, however, that the term "confidential material" shall not include information which (i) becomes generally available to the public other than as a result of an unauthorized disclosure by the Consultant or the Principal, (ii) was available to the Consultant or the Principal on a non-confidential basis prior to its consultancy with the Company or (iii) becomes available to the Consultant or the Principal on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company.

     8.  Equitable Relief.  In the event of a breach or threatened breach by the
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Consultant or the Principal of any of the provisions of Section 7 of this
Agreement, the Consultant hereby consents and agrees that the Company shall be entitled to pre-judgment injunctive relief or similar equitable relief restraining the Consultant or the Principal from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Consultant or the Principal under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

     9.  Indemnification.  The Company shall defend, indemnify and save harmless
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the Consultant and the Principal against and from any and all loss, liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees and disbursements, which may be imposed upon or incurred by or asserted against the Consultant
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or the Principal arising out of the performance by the Consultant of its duties hereunder (unless due to the gross negligence or willful misconduct of the Consultant or the Principal). In the event that any action or proceeding is commenced against the Consultant or the Principal with respect to any matter for which the Consultant or the Principal may be entitled to indemnification pursuant to this Section 10, the Consultant shall give written notice thereof to the Company and the Company shall have the right to defend such action or proceeding with counsel selected by the Company and approved in writing by the Consultant.

     10.  Notices.  All notices, certificates and other communications hereunder
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shall be in writing and shall be given by personal delivery, overnight courier, telex, telefax or other electronic means of transmission or by certified or registered mail, postage prepaid, return receipt requested, to the parties at the addresses set forth below, or to such other address as a party shall designate to the other party in writing:

          if to the Company:

               Ramsay Health Care, Inc.
               Columbus Center
               One Alhambra Plaza
               Suite 750
               Coral Gables, Florida  33134
               Attention:  Chairman
               Telefax: (305) 569-4647

          if to the Consultant:

               Summa Healthcare Group, Inc.
               P.O. Box 140131
               Coral Gables, Florida  33134-0131
               Attention:  Chief Executive Officer
               Telefax:  (305) 567-1169

Notices, certificates and other communications shall be deemed given, in the case of personal delivery, overnight courier, telex, telefax or other electronic means of transmission, on the date of actual receipt by the party entitled thereto and, in the case of mailing, on the third day following the date of deposit in the mails.

     11.  Entire Agreement.  This Agreement constitutes the entire agreement of
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the parties hereto with respect to the subject matter hereof and supersedes the
Consulting Agreement between the parties dated as of January 1, 1996, and no amendment or modification hereof shall be valid or binding unless made in
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writing and signed by the party against whom enforcement thereof is sought.

     12.  Binding Effect.  This Agreement shall be binding upon and inure to the
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benefit of the parties hereto, and their respective successors, heirs, executors, administrators, legal representatives and assigns.

     13.  Nonwaiver.  No course of dealing nor any delay on the part of the
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Company or the Consultant in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

     14.  Independent Contractor.  It is the intention of the parties that the
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Consultant shall be retained by the Company pursuant to this Agreement, and shall perform its duties hereunder, as an independent contractor. Nothing herein shall be deemed to create a partnership, joint venture or employment relationship between the Consultant and the Company.

     15.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Delaware.

     16.  Retention of Records.  Until the expiration of four (4) years after
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the furnishing of services pursuant to this Agreement, the Consultant shall upon written request make available to the Company, the Secretary of the Department of Health and Human Services, the Comptroller General of the United States, or any of their duly authorized representatives, this Agreement and any books, documents, and records that are necessary to verify the nature and extent of the costs. In addition, the Consultant agrees to promptly notify the Company in the event any such request is made by the Secretary of Health and Human Services or the Comptroller General of the United States, or any of their duly authorized representatives, and to furnish the Company with copies of any documents furnished to such persons.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     RAMSAY HEALTH CARE, INC.



                                     By_____________________________


                                     SUMMA HEALTHCARE GROUP, INC.



                                     By_____________________________